Prospectus Supplement No. 8	Filed pursuant to Rule 424(b)(3)
to Prospectus dated January 22, 2010	File No. 333-162712

INSPRO TECHNOLOGIES CORPORATION

This document supplements the prospectus, dated January 22, 2010, relating to offers and resales of up to 40,689,913 shares of our common stock, including 11,000,000 shares issuable upon the exercise of warrants, 1,250,000 shares of our preferred stock and warrants to purchase 25,000,000 shares of our common stock.  This prospectus supplement is incorporated by reference into the prospectus.  The prospectus was filed as part of our Registration Statement on Form S-1, as amended (File No. 333-162712).  This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements thereto.

Change of Name, Trading Symbol and CUSIP Number

On December 3, 2010, we issued a press release announcing that effective immediately we have changed our name from Health Benefits Direct Corporation to InsPro Technologies Corporation, that effective December 6, 2010, our trading symbol will change from HBDT to ITCC, and finally that we were also assigned a new CUSIP number (45778T 101) for our common stock.  A copy of the press release has been filed as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on December 6, 2010.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus any prospectus supplement.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 6, 2010